Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Overall Performance Continues to Outpace China Pharmaceuticals Market Growth Rate;

Non-GAAP EPS Guidance for 2015 Revised Upward

FOSTER CITY, CA – November 9, 2015 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the quarter ended September 30, 2015.

•	Revenues: In the third quarter of 2015, SciClone reported revenues of $42.9 million, compared to $34.3 million for the same period in 2014.
•	GAAP Diluted EPS: In the third quarter of 2015, SciClone reported a GAAP diluted earnings per share of $0.23, compared to $0.15 for the same period in 2014.
•	Non-GAAP Diluted EPS: In the third quarter of 2015, SciClone reported non-GAAP diluted earnings per share of $0.26, compared to $0.17 for the same period in 2014.
•

Non-GAAP EPS Guidance Raised: As a result of continued strong demand for ZADAXIN® and operating cost controls SciClone is revising upwards its non-GAAP EPS guidance to between $0.93 and $0.97, up from its original guidance of between $0.73 and $0.77.

•	DC Bead® Launch: In the third quarter of 2015, SciClone initiated sales for DC Bead, for the embolization of malignant hypervascularized tumors, such as hepatocellular carcinoma.

Revenues in the third quarter of 2015 were $42.9 million, a $8.6 million or 25% increase, compared to $34.3 million for the same period in 2014. ZADAXIN® revenues were $39.2 million in the third quarter of 2015, a $7.1 million or 22% increase, compared to $32.1 million for the same period in 2014. Promotion services revenues were $0.9 million for the third quarter of 2015, a $0.2 million or 34% increase, compared to $0.7 million in the same period in 2014. For the nine months ended September 30, 2015, revenues were $114.4 million, a 22% increase compared to $93.4 million for the same period last year.

On a GAAP basis, SciClone reported net income in the third quarter of 2015 of $12.0 million, or $0.24 and $0.23 per share on a basic and diluted basis, respectively, compared to net income of approximately $7.9 million, or $0.16 and $0.15 per share on a basic and diluted basis, respectively, for the same period in 2014. SciClone’s net income for the nine months ended September 30, 2015 was $16.9 million, after deducting $10.8 million in estimated settlement expense for the ongoing US Securities and Exchange Commission (SEC) investigation recorded in the second quarter of 2015, compared with net income of $21.7 million for the same period in the prior year, or $0.34 and $0.32 per share on a basic and diluted basis, respectively, for the nine months ended September 30, 2015, compared with $0.42 and $0.41 on a basic and diluted basis, respectively, for the same period in 2014.  In July 2015, SciClone reached an agreement in principle with the staff of the SEC, and has now finalized and submitted an offer of settlement including without admitting or denying possible violations of the Foreign Corrupt Practices Act (FCPA). The terms of the offer of settlement include disgorgement, prejudgment interest, and penalties totaling $12.8 million. The offer of settlement is contingent upon approval by the SEC’s governing Commission. The Company has not yet reached a resolution of these matters with the Department of Justice (DOJ) and management continues to work diligently to obtain closure on this matter.

SciClone’s non-GAAP net income in the third quarter of 2015 was $13.4 million, or $0.27 and $0.26 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of $8.7 million, or $0.17 per share on both a basic and diluted basis for the same period of the prior year. SciClone’s non-GAAP net income for the nine months ended September 30, 2015 was $36.7 million compared with non-GAAP net income of $24.3 million for the same period in the prior year, or $0.73 and $0.70 per share on a basic and diluted basis, respectively, for the nine months ended September 30, 2015, compared with non-GAAP net income of $0.47 and $0.46 on a basic and diluted basis, respectively, for the same period in 2014.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer commented: “We are very pleased with the continued growth of our core business in the third quarter, and our cumulative performance for the year. For the third quarter of 2015, both overall revenue as well as ZADAXIN revenue grew significantly: overall revenue grew 25%, and ZADAXIN revenue grew 22% compared to the same period last year. ZADAXIN continues to be a major growth driver for our company – a trend that we anticipate continuing and building upon in the coming years. We are excited that in the third quarter, we initiated sales of our oncology product, DC Bead, for liver cancer. As anticipated, these initial sales are not yet a meaningful contributor to our revenue. We are pleased with this milestone achievement, and look forward to building DC Bead’s performance.”

“Our continued strong performance is especially encouraging in light of our goal to grow in line with, or exceed, the growth rate of the overall China pharmaceuticals market. Industry analysts have noted that the China pharma market growth is lower compared to 2014, but it is still quite robust, with predictions of 9-10% growth in 2015. While the growth rate is being affected by overall macroeconomic trends, as well as the government’s continued ambitious roll-out of healthcare reform policies, our view of the market remains quite positive.”

“We believe we are well equipped to continue to manage the challenges of the evolving China pharma market. Our reputation for high quality products and commercial execution is strong, as are our industry relationships with partners and suppliers. Our market success with ZADAXIN and our current partners’ products, and our commitment to compliance, support our standing and competitive positioning as a partner-of-choice in the China pharma market.”

For the third quarter of 2015, sales and marketing (S&M) expenses were $15.1 million, compared with $13.9 million for the same period in 2014. The increase in S&M for the third quarter of 2015, compared to the same period in 2014, related to increases in our sales and marketing efforts for ZADAXIN and DC Bead. For the nine months ended September 30, 2015, S&M expenses were $39.1 million, compared with $35.0 million, for the same period last year.

Research and development (R&D) expenses for the three months ended September 30, 2015 were $1.0 million, compared with $0.7 million for the same period last year. For the nine months ended September 30, 2015, R&D expenses were $8.7 million, which included $5.5 million in upfront costs related to new in-license arrangements, primarily with Theravance Biopharma, Inc., compared with $2.9 million for the same period last year.

For the third quarter of 2015, general and administrative (G&A) expenses were $7.3 million, compared with $5.6 million for the same period in 2014, an increase of $1.7 million primarily related to our China entity restructuring, professional consulting fees for business development strategy and stock-based compensation expense. For the nine months ended September 30, 2015, G&A expenses were $21.4 million, compared with $17.5 million, for the same period last year.

As of September 30, 2015, cash, cash equivalents and short-term investments totaled $99.2 million, compared to $86.3 million as of December 31, 2014. SciClone has a share repurchase program under which its Board of Directors has authorized $80.5 million, of which approximately $78.1 million had been utilized through September 30, 2015.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income.”

Revising Upward Non-GAAP EPS Guidance for 2015

As a result of continued strong demand for ZADAXIN in the marketplace, and the Company’s ongoing implementation of disciplined control over operating expenses, the Company is revising its non-GAAP expectations for 2015.

The Company is raising its full-year non-GAAP EPS guidance to between $0.93 and $0.97, up from its original guidance of between $0.73 and $0.77. The Company’s full-year revenue guidance of between $153 million and $158 million remains unchanged.

Conference Call Today

SciClone is hosting a conference call today at 4:30 pm ET (1:30 pm PT) to provide a financial update. The call will be hosted by Friedhelm Blobel, Ph.D., President and CEO, and Wilson W. Cheung, Senior Vice President and CFO.

LIVE CALL:	877.674.6420 (US/Canada)
920.663.6281 (International)
Passcode: 57951261

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone's website at www.sciclone.com. The information provided on the teleconference is accurate only at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as a vaccine adjuvant, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s financial results and expectations, including, without limitation, statements regarding SciClone’s business strategy and growth, product and development portfolios, market opportunities and forecasted financial results.  Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," “unaudited,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing decisions by authorities in China; the dependence of SciClone’s sales of ZADAXIN in China; the on-going SEC and DOJ regulatory investigations, settlement discussions and expenses related thereto, including potential fines and/or other remedies; SciClone’s ability to execute on its goals in China and on its objectives for revenue in fiscal 2015; SciClone’s ability to implement and maintain controls over its financial reporting;  the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; operating an international business, including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Although SciClone has been engaged in settlement discussions with the SEC, SciClone cannot predict the timing or outcome of the ongoing SEC and DOJ investigations, or of the level of its efforts required to cooperate with those investigations, however, SciClone has incurred substantial expenses in connection with the investigations and related litigation and expects to incur substantial additional expense, and the investigations could result in fines that exceed the minimum amount accrued and further changes in its internal control or other remediation measures that could adversely affect its financial results. Please also refer to other risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2015	2014	2015	2014
Revenues:
Product sales, net	$41,986	$33,621	$112,356	$91,236
Promotion services	894	666	2,038	2,129
Total net revenues	42,880	34,287	114,394	93,365
Operating expenses:
Cost of product sales	6,853	6,005	17,131	15,577
Sales and marketing	15,077	13,911	39,098	34,987
Research and development	1,039	653	8,708	2,933
General and administrative	7,290	5,611	21,410	17,460
Estimated settlement expense	26	—	10,826	—
Total operating expenses	30,285	26,180	97,173	70,957
Income from operations	12,595	8,107	17,221	22,408
Non-operating income (expense):
Interest and investment income	252	31	614	73
Interest and investment expense	—	—	—	(48)
Other income (expense), net	(281)	108	(305)	19
Income before provision for income tax	12,566	8,246	17,530	22,452
Provision for income tax	587	331	611	763
Net income	$11,979	$7,915	$16,919	$21,689

Basic net income per share	$0.24	$0.16	$0.34	$0.42
Diluted net income per share	$0.23	$0.15	$0.32	$0.41

Basic shares outstanding	49,869	51,032	49,920	51,533
Diluted shares outstanding	52,126	52,393	52,344	52,799

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2015	2014	2015	2014
GAAP net income	$11,979	$7,915	$16,919	$21,689
Non-GAAP adjustment:
Employee stock-based compensation	1,361	834	3,437	2,609
In-license upfront costs	—	—	5,500	—
Estimated settlement expense	26	—	10,826	—
Non-GAAP net income	$13,366	$8,749	$36,682	$24,298

Non-GAAP basic net income per share	$0.27	$0.17	$0.73	$0.47
Non-GAAP diluted net income per share	$0.26	$0.17	$0.70	$0.46

Weighted average shares used in computing
Non-GAAP basic net income per share	49,869	51,032	49,920	51,533
Non-GAAP diluted net income per share	52,126	52,393	52,344	52,799

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.
•	In-license upfront costs. SciClone recorded $5.5 million to R&D expense related to upfront payments incurred under licensing agreements established in the second quarter of 2015.
•

Estimated settlement expense: The Company has recorded expense representing an estimated probable settlement related to its ongoing investigations with the SEC and DOJ which is expected to require future cash settlement.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

	September 30,	December 31,
	2015	2014
Cash, cash equivalents, and short-term investment	$99,224	$86,303
Accounts receivable, net	40,210	40,268
Inventories	12,147	10,703
Goodwill	33,686	34,521
Total assets	202,232	181,831
Total current liabilities	36,194	26,443
Total shareholders' equity	166,005	155,274